Proposal Framework

The following global reset of the securitization structures is designed to create the operating runway and stability needed to execute on operational initiatives

Structure

- No impairment of principal
- Maintain siloed Twin Hospitality securitization
- Combine the three FAT Brand business securitizations (FB Royalty, GFG, Fazoli's)
- Permit sale of Twin Hospitality shares held by FAT Brands
- Extension of $75mm QEO deadline to July 2026
- General preservation of current waterfall, manager termination triggers, and events of default
  - Specific ratio proposal dependent on model and other agreed terms

Debt Service and Maturity

- 5-year anticipated repayment date
- Reduction in interest rates and elimination of amortization in light of current cash flow generation and corporate liquidity (new rates informed by original rates)
- Eliminate cash pay on preferred and common equity dividends

Super Senior New Money Options (A or B)

- **A**: $150mm holder funded (for liquidity; $100mm FAT Brands, $50mm Twin Hospitality)
  - ***For illustrative purposes, this is what is reflected in the proposal***
- **B**: $400mm 3rd party funded (combination liquidity / debt paydown)
  - $150mm corporate liquidity vs. $250mm paydown
  - TBD paydown structure (e.g., first money pays down A-2-I / A-2-II senior tranche vs. more of a pro rata approach)
  - Can be sourced in parallel with global reset discussions

Transaction Benefits

The transaction will facilitate access to equity capital markets and ultimately position the company for a regular way refinancing

General Benefits

- Avoids extremely disruptive and value destroying restructuring
- Combination of FAT Brands securitizations provides added credit support – avoids a scenario where there is equity value in one silo but impairment at another
- Simplifies structure, documentation, and reporting
- Provides capital structure stability and operating runway
- Improves ability to attract franchisees and employee talent

Improved Liquidity / Paydown Alternatives

- Facilitates ability to access capital markets at the right time
  - Raise Twin Hospitality equity
  - Monetization of GFG Factory
- Path to monetize Twin Hospitality shares held by FAT Brands
- Improves ability to sell / generate liquidity from retained notes
- Preferred PIK dividends improve cash flow

Unlocks Operational Improvements

- Eliminates management distraction and facilitates path for valuable operational initiatives
- Facilitates attractive (low multiple) Twin Peaks franchisee buyout opportunity
- Facilitates ability to finance attractive Smokey Bones conversions

Twin Hospitality Term Sheet Summary

	Strawman Proposal	*Rationale / Considerations*
Structure	• Whole business securitization of Twin Hospitality	• *Generally preserves existing structure*
New Money	• $50mm new money Super Senior tranche funded by current noteholders	• *Shore up current liquidity*
Amount	A-1 Super Senior $62 A-2 Senior 266 B-2 Sr. Sub. 58 M-2 Sub. 82 **Total Securitization $467**	• *No impairment of principal* • *$50mm new money Super Senior tranche*
Interest Rates	A-1 Super Senior 7.00% A-2 Senior 7.00% B-2 Sr. Sub. 9.00% M-2 Sub. 10.00% **Total Securitization 7.77%**	• *Twin Hospitality interest rates flat to legacy facility before penalty interest* • *Super Senior rate flat to Senior*
Amortization	• None	• *Unable to support amortization*
Management Fee	• Twin Hospitality: $3.5mm per annum subject to 3% annual inflation adjustment	• *Consistent with current management fees*
Reserve Account	• $7.8mm balance	• *Flat to projected July 2025 Twin Hospitality reserve account balance*
ARD / Maturity	• Anticipated Repayment Date: 5 years • Legal Maturity: 30 years	• *Runway and capital structure stability to execute on business plan and pursue regular way refinancing*
QEO Paydown	• QEO funded prepayment of notes – $75mm by Jul-26 • 50% cash flow sweep and 2% incremental interest for A-1, A-2, and B-2 notes in the event of noncompliance	• *Challenging current capital market environment* • *Recapitalization and operational initiatives help with equity raise process* • *Noncompliance penalty in line with current structure*
CF Sweep & Rapid Amort Triggers	• P&I DSCR: [ ] for 33% Sweep, [ ] for 50% Sweep, and [ ] for Rapid Amort • ARD triggers Rapid Amort	
Manager Termination and EOD Triggers	• Manager Termination: 1.2x Interest Only DSCR • EOD: 1.1x Interest Only DSCR • Other customary (non-financial) terms	• *No change to current DSCR triggers*
Waterfall	• Substantially the same as current structure	• *Preservation of payment priority across tranches*
TWNP Share Monetization	• No requirement to complete a QEO prior to monetizing TWNP shares held by FAT Brands	• *Enable FAT Brands to monetize owned TWNP shares to bolster liquidity*
Additional Notes	• Permitted ability to issue incremental series of notes, subject to TBD credit metrics	• *Facilitates funding deleveraging growth opportunities*
Other	• Exclude intercompanies from debt incurrence caps • Flexibility to bankrupt unwanted / unprofitable Smokey Bones restaurants, and sell Smokey Bones IP	• *Any sale proceeds used to pay down creditors (not modeled)*

FAT Brands Term Sheet Summary

	Strawman Proposal	Rationale / Considerations
Structure	• Whole business securitization of FAT Brands (FB Royalty, GFG, Fazoli's)	• *Generally, preserves existing structure, but with added credit enhancement from the cross-collateralization of FB Royalty, GFG, and Fazoli's*
New Money	• $100mm new money Super Senior tranche funded by current noteholders	• *Shore up current liquidity*
Amount	A-1 Super Senior $100 A-2 Senior 501 B-2 Sr. Sub. 169 M-2 Sub. 153 **Total Securitization $923**	• *No impairment of principal* • *$100mm new money Super Senior tranche*
Interest Rates	A-1 Super Senior 7.00% A-2 Senior 4.50% B-2 Sr. Sub. 6.25% M-2 Sub. 8.00% **Total Securitization 5.67%**	• *FAT Brands interest rate by tranche ~100bps lower than current facilities on a blended basis before penalty interest* • *Higher rate on new money tranche*
Amortization	• None	• *Unable to support amortization*
Management Fee	• FAT Brands: $14.0mm per annum subject to 3% annual inflation adjustment	• *Consistent with current aggregate management fees across FAT Brands Securitizations*
Reserve Account	• $8.7mm balance	• *Flat to projected July 2025 aggregate reserve account balances*
ARD / Maturity	• Anticipated Repayment Date: 5 years • Legal Maturity: 30 years	• *Runway to execute on business plan, and pursue a regular way refinancing*
CF Sweep & Rapid Amort Triggers	• P&I DSCR: [ ] for 33% Sweep, [ ] for 50% Sweep and [ ] for Rapid Amort • ARD triggers Rapid Amort	
Manager Termination and EOD Triggers	• Manager Termination: 1.2x Interest Only DSCR • EOD: 1.1x Interest Only DSCR • Other customary (non-financial) terms	• *No change to current DSCR triggers*
Waterfall	• Substantially the same as current structures	• *Preservation of payment priority across tranches*
Factory Release	• Ability to monetize owned Factory	• *Sale proceeds used to paydown creditors (not modeled)*
Additional Notes	• Permitted ability to issue incremental series of notes, subject to TBD credit metrics	• *Facilitates funding deleveraging growth opportunities*

Other Key Proposal Terms

FB Resid

- Elimination of $20mm prepayment requirement by July 2026
- Extension of maturity to [July] 2030 (aligned with new business securitization anticipated repayment dates)
- Proceeds from sale of TWNP shares held by FAT to be shared 50%/50%
- Elimination of payment subordination on retained FB Resid notes
- Maintain other terms